Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Nos. 333-116567, 333-136264, 333-146761 and 333-287017 on Form S-8 and Registration Statement No. 333-208399 on Form F-3 of our report dated July 18, 2025, relating to the consolidated financial statements of Insighta Holdings Limited appearing in this Amendment No.1 to the Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Touche Tohmatsu
Hong Kong, People's Republic of China
July 18, 2025